UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 1, 2010

FRONTIER BEVERAGE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52297	06-1678089
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1837 Harbor Avenue, P.O. Box 13098, Memphis, Tennessee	38113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 233-7359
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Terry Harris

Terry Harris, who serves as a Director and the President and the Treasurer of Frontier Beverage Company, Inc. (the “Company), entered into an Employment Agreement with the Company (the “Harris Employment Agreement”), setting for the terms of his service as President and Treasurer, as well as such other services equal with his position which may be assigned to him by the Board of Directors of the Company.  Under the Harris Employment Agreement, which is effective as of January 1, 2010, Mr. Harris’ compensation is set at $120,000 annually, and he is entitled to a nondiscretionary annual bonus equal to $1.00 for each case of beverage product sold or distributed by the Company, less $120,000.  The annual bonus shall be paid 30 days after the end of the year or Mr. Harris’ termination of employment with the Company, unless otherwise agreed to by Mr. Harris and the Company.  If the Harris Employment Agreement is terminated, for any reason, Mr. Harris shall receive a pro-rated amount of the bonus based on the reduced bonus period.  Both the base salary and the annual bonus may be increased or decreased at the sole discretion of the Board of Directors of the Company.   Mr. Harris is also entitled to participate in and receive benefits under any plan or arrangement made available by the Company to its employees, including any medical, dental, disability, and life insurance and 401(k) programs.  Furthermore, Mr. Harris’ employment with the Company is at-will, which means that either the Company or Mr. Harris may terminate the Harris Employment Agreement at any time, with or without reason or notice.   The Harris Employment Agreement was approved by the Board of Directors of the Company on June 30, 2010.

Employment Agreement with Timothy Barham

Timothy Barham, who serves as a Director and the Vice-President and the Secretary of the Company, entered into an Employment Agreement with the Company (the “Barham Employment Agreement”), setting for the terms of his service as Vice-President and Secretary, as well as such other services equal with his position which may be assigned to him by the Board of Directors of the Company.  Under the Barham Employment Agreement, which is effective as of January 1, 2010, Mr. Barham’ compensation is set at $120,000 annually, and he is entitled to a nondiscretionary annual bonus equal to $1.00 for each case of beverage product sold or distributed by the Company, less $120,000.  The annual bonus shall be paid 30 days after the end of the year or Mr. Barham’s termination of employment with the Company, unless otherwise agreed to by Mr. Barham and the Company.  If the Barham Employment Agreement is terminated, for any reason, Mr. Barham shall receive a pro-rated amount of the bonus based on the reduced bonus period.  Both the base salary and the annual bonus may be increased or decreased at the sole discretion of the Board of Directors of the Company.   Mr. Barham is also entitled to participate in and receive benefits under any plan or arrangement made available by the Company to its employees, including any medical, dental, disability, and life insurance and 401(k) programs.  Furthermore, Mr. Barham’s employment with the Company is at-will, which means that either the Company or Mr. Barham may terminate the Barham Employment Agreement at any time, with or without reason or notice.   The Barham Employment Agreement was approved by the Board of Directors of the Company on June 30, 2010.

ITEM 9.01	Financial Statements and Exhibits.

Exhibits

10.1	Employment Agreement with Terry Harris
10.2	Employment Agreement with Timothy Barham

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frontier Beverage Company, Inc.

Dated: July 7, 2010	By:	/s/Terry Harris
Terry Harris President